UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Preferred Apartment Communities, Inc. (the "Company") acquired the following properties that are individually insignificant but that are significant in the aggregate:

On January 5, 2016, Main Street Baldwin, LLC completed the acquisition of a fee simple interest in a 528-unit multifamily community in Orlando, Florida ("Baldwin Park") from an unrelated third party.

On April 29, 2016, the below-listed entities completed the acquisition of fee simple interests in six grocery-anchored shopping centers from an unrelated third party:

Purchaser	Property	Location
New Market - Anderson, LLC	Anderson Central	Greenville Spartanburg, SC
New Market - East Gate, LLC	East Gate Shopping Center	Augusta, GA
New Market - Fairview, LLC	Fairview Market	Greenville Spartanburg, SC
New Market - Furys Ferry, LLC	Fury's Ferry	Augusta, GA
New Market - Rosewood, LLC	Rosewood Shopping Center	Columbia, SC
New Market - Southgate, LLC	Southgate Village	Birmingham, AL

On May 31, 2016, 525 Avalon Park, LLC completed the acquisition of a fee simple interest in a 487-unit multifamily community in Orlando, Florida ("Avalon Park") from an unrelated third party.

Each of the purchasing entities are indirect, wholly owned subsidiaries of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"). The Company is the general partner of, and as of March 31, 2016 was the owner of an approximate 96.3% interest in, PAC-OP.

The aggregate purchase price paid for the above-described property acquisitions (the "Acquired Properties") was approximately $271.9 million, exclusive of acquisition-related and financing-related transaction costs.

This Current Report on Form 8-K is filed to provide certain financial information related to the Acquired Properties.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

i) Village at Baldwin Park	F-1
Independent Auditor's Report	F-2
Village at Baldwin Park Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2015	F-3
Notes to the Village at Baldwin Park Combined Statement of Revenues and Certain Expenses	F-4
ii) Southeastern 6 Portfolio	F-5
Independent Auditor's Report	F-6
Southeastern 6 Portfolio Combined Statements of Revenue and Certain Expenses for the three months ended March 31, 2016 (unaudited) and the year ended December 31, 2015	F-7
Notes to the Southeastern 6 Portfolio Combined Statements of Revenues and Certain Expenses	F-8
iii) Grandeville at Avalon Park	F-12
Independent Auditor's Report	F-13
Grandeville at Avalon Park Combined Statements of Revenues and Certain Expenses for the three months ended March 31, 2016 (unaudited) and the year ended December 31, 2015	F-14
Notes to the Grandeville at Avalon Park Combined Audited Statement of Revenue and Certain Expenses	F-15

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements	F-17
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016	F-18
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2016	F-19
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015	F-20
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-21

(c)    Exhibits

23.1	Consent of PriceWaterhouseCoopers LLP

23.2	Consent of KPMG LLP

23.3	Consent of Insero & Co. CPAs, LLP

VILLAGE AT BALDWIN PARK
COMBINED STATEMENT OF REVENUES AND
CERTAIN EXPENSES
WITH INDEPENDENT AUDITOR’S REPORT
FOR THE YEAR ENDED DECEMBER 31, 2015

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
of Preferred Apartment Communities, Inc.

We have audited the accompanying combined statement of revenues and certain expenses for Village at Baldwin Park (“the Acquired Property”) for the year ended December 31 2015.

Management's Responsibility for the Combined Statement of Revenues and Certain Expenses

Management is responsible for the preparation and fair presentation of the combined statement of revenues and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement of revenues and certain expenses that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined statement of revenues and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain expenses. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined statement of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement of revenues and certain expenses of the Acquired Property presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Acquired Property for the period ended December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying combined statement of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and are not intended to be a complete presentation of the Acquired Property's revenues and expenses. Our opinion is not modified with respect to this matter.

PricewaterhouseCoopers LLP

Atlanta, GA
July 15, 2016

Village at Baldwin Park
Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2015

Year ended December 31, 2015
REVENUES:
Rental revenue	$8,572,929
Other income	511,130

TOTAL REVENUES	9,084,059

CERTAIN EXPENSES:
Salaries and employee benefits	680,412
Repairs and maintenance	468,860
Utilities	62,810
Property management fees	331,878
Real estate taxes	1,530,278
Property insurance	233,079
Professional fees	152,898
Miscellaneous operating expenses	204,552

TOTAL CERTAIN EXPENSES	3,664,767

REVENUES IN EXCESS OF CERTAIN EXPENSES	$5,419,292

See accompanying notes to Combined Statement of Revenues and Certain Expenses.

VILLAGE AT BALDWIN PARK
NOTES TO THE STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1.	ACQUIRED PROPERTY

Preferred Apartment Communities, Inc. (the “Company”) is a majority owner in Preferred Apartment Communities Operating Partnership, L.P., which acquired the Village at Baldwin Park, a 528-unit multifamily community located in Orlando, Florida (“Baldwin Park”) from an unaffiliated third party (the “Seller”) on January 5, 2016. The accompanying combined statement of revenues and certain operating expenses for the year ended December 31, 2015 of Baldwin Park represents revenues and results of operations for the period preceding the acquisition of Baldwin Park by the Company. Prior to January 5, 2016, the Seller was responsible for the accounting and management decisions of Baldwin Park.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A.    Basis of Presentation

The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the properties for the period presented, due to the exclusion of the following revenues and expenses which may not be comparable to the proposed future operations of Baldwin Park:

•	Depreciation and amortization

•	Interest income and expense

•	Amortization of in place leases and above and below market leases

•	Other miscellaneous revenue and expenses not directly related to the proposed future operations of the properties.

Except as noted above, management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this combined statement of revenues and certain expenses have been included.
B.    Use of Estimates
The preparation of the combined statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.
C.    Revenue Recognition
Residential properties are leased under operating leases with terms generally of one year or less. Rental revenue for residential leases, which include period of free rent and/or scheduled increases in rental rates over the term of the lease, are recognized on a straight-line basis.

D.    Advertising costs

Advertising costs are expensed when incurred. Advertising costs for the year ended December 31, 2015 totaled $48,724 and are included in miscellaneous operating expenses.

E.     Tenants' accounts receivable and bad debt

Tenants' accounts receivable are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. GAAP requires that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off

VILLAGE AT BALDWIN PARK
NOTES TO THE STATEMENTS OF REVENUE AND CERTAIN EXPENSES

method is not materially different from the results that would have been obtained under the allowance method.

F.    Operating expenses
Operating expenses represent the direct expenses of operating the properties and consist primarily of real estate taxes, payroll, repairs and maintenance, utilities, management fees, insurance and other operating expenses that are expected to continue in the proposed future operations of the properties.

3.	RELATED PARTY

In connection with the management of the rental operations, a property management fee is paid to The Morgan Group, an affiliate. The property management fee is based on the greater of $8,500 per month and 3.5% of gross rental income, as defined in the Management Agreement. For the year ended December 31, 2015, property management fees of $331,878 were charged to Baldwin Park. The Morgan Group is also entitled to reimbursement of gross salaries, payroll taxes and benefits of those employees that operate, manage and maintain Baldwin Park. Such reimbursements totaled $192,057 for the year ended December 31, 2015.

4.	COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management's knowledge is any material litigation currently threatened against the properties other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

5.	SUBSEQUENT EVENTS

Events that occurred after December 31, 2015 but before the combined financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2015 are recognized in the accompanying combined financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2015 require disclosure in the accompanying notes. Management evaluated the activity of Baldwin Park through July 15, 2016 (the date the combined financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the combined financial statements or disclosure in the notes to combined statement of revenues and certain operating expenses.

6.	CONCENTRATION OF RISK

The Property is located in Orlando, Florida and is subject to the risks of real property ownership and local and national economic growth trends.

SOUTHEASTERN 6 PORTFOLIO
COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
WITH INDEPENDENT AUDITOR’S REPORT
FOR THE THREE MONTHS ENDED MARCH 31, 2016 (UNAUDITED) AND
THE YEAR ENDED DECEMBER 31, 2015

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
Preferred Apartment Communities, Inc.

We have audited the accompanying combined statements of revenues and certain expenses of the Southeastern 6 Portfolio for the year ended December 31, 2015, and the related notes (the Historical Summary).
Management’s Responsibility for the Historical Summary
Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the combined revenues and certain expenses described in note 2 of Southeastern 6 Portfolio for the year ended December 31, 2015, in accordance with U.S. generally accepted accounting principles.
Emphasis of Matter
We draw attention to note 2 of the Historical Summary, which describes that the accompanying combined statements of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of Securities and Exchange Commission (for inclusion in the filing of Form 8-k of Preferred Apartment Communities, Inc.) and is not intended to be a complete presentation of the Southeastern 6 Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.
/s/ KPMG LLP
Chicago, Illinois
July 15, 2016

Southeastern 6 Portfolio
Combined Statements of Revenues and Certain Expenses for the three months ended March 31, 2016 (unaudited) and the year ended December 31, 2015

	Three Months ended March 31, 2016 (unaudited)	Year ended December 31, 2015
REVENUES:
Rental revenue	$1,498,596	$5,883,057
Other income	43,180	3,950
TOTAL REVENUES	1,541,776	5,887,007

CERTAIN EXPENSES:
Repairs and maintenance	94,606	373,018
Real estate taxes	149,094	534,278
Property management fees	55,841	192,544
Insurance	10,991	49,706
Utilities	37,702	163,295
Bad debt expense	1,906	56,207
Professional fees	5,352	36,612
General and administrative	21,923	187,230
TOTAL CERTAIN EXPENSES	377,415	1,592,890

REVENUES IN EXCESS OF CERTAIN EXPENSES	$1,164,361	$4,294,117

See accompanying notes to Combined Statements of Revenues and Certain Expenses.

SOUTHEASTERN 6 PORTFOLIO
NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.	ORGANIZATION

Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, effective with its tax year ended December 31, 2011. The Company was formed to acquire multifamily and retail properties in select targeted markets throughout the United States. The Company is a majority owner in Preferred Apartment Communities Operating Partnership, L.P., which acquired the below retail properties (the “Southeastern 6 Portfolio”) from an unaffiliated third party (the “Seller”) on April 29, 2016. Prior to April 29, 2016, the Seller was responsible for all accounting and management decisions of the properties.

		Unaudited
Property	Location	Anchor/SF	Total SF	Occupancy as of March 31, 2016
Anderson Central	Greenville Spartanburg, SC	Wal Mart / 183,211	223,211	97.1%
East Gate Shopping Center	Augusta, GA	Publix / 56,146	75,716	89.5%
Fairview Market	Greenville Spartanburg, SC	Publix / 37,888	53,888	100.0%
Fury's Ferry	Augusta, GA	Publix / 47,955	70,458	93.8%
Rosewood Shopping Center	Columbia, SC	Publix / 27,887	36,887	90.2%
Southgate Village	Birmingham, AL	Publix / 46,733	75,092	100.0%

			535,252

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.Basis of Presentation

The accompanying combined statements of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the properties, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Southeastern 6 Portfolio:

•	Depreciation expense;

•	Interest expense, including amortization of mortgage loan origination costs;

•	Amortization of in place leases and lease origination costs;

•	Amortization of mortgage discounts and premiums, and

•	Corporate payroll cost allocations

Except as noted above, management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these combined statements of revenues and certain expenses have been included.

B.	Use of Estimates
The preparation of these combined statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.

SOUTHEASTERN 6 PORTFOLIO
NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

C.    Revenue Recognition
Rental revenue is recognized on a straight-line basis. As such, the rental revenue for those leases that contain rent abatements and contractual increases are recognized on a straight-line basis over the applicable terms of the related lease. Percentage rents, which are based on tenants’ sales, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. The percentage rents are recognized based upon the measurement dates specified in the leases. Reimbursements from tenants for real estate taxes, insurance and other shopping center operating expenses are recognized as revenue in the period that the applicable costs are incurred.

D.    Operating expenses

Operating expenses represent the direct expenses of operating the properties and consist primarily of repairs and maintenance, real estate taxes, management fees, insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the properties.

E.     Subsequent events

Events that occurred after April 29, 2016 but before the combined financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at April 29, 2016 are recognized in the accompanying combined financial statements. Subsequent events which provide evidence about conditions that existed after April 29, 2016 require disclosure in the accompanying notes. Management evaluated the activity of the Southeastern 6 Portfolio through July 15, 2016 (the date the combined financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the combined financial statements or disclosure in the notes to combined statements of revenues and certain expenses.

3.	OPERATING LEASES

The future minimum lease payments to be received under non-cancelable operating leases in effect as of December 31, 2015 are as follows:

2016	$4,794,214
2017	4,650,166
2018	3,971,296
2019	2,480,188
2020	1,648,035
thereafter	1,240,495

Total	$18,784,394

4.	COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management's knowledge is any material litigation currently threatened against the properties other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

5.	RELATED PARTY

In connection with the management of the rental operations, a property management fee was paid to an affiliated internal property manager. The property management fee was calculated as 3.25% of gross cash receipts, as

SOUTHEASTERN 6 PORTFOLIO
NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

defined in the Property Management and Leasing Agreement. Property management fees of $55,841 (unaudited) and $192,544, were recorded for the three-month period ended March 31, 2016 and the year ended December 31, 2015, respectively.

6.    CONCENTRATION OF RISK

The Southeastern 6 Portfolio’s real estate assets are located in the southeastern region of the United States. These concentrations of assets are subject to the risks of real property ownership and local and national economic growth trends.

The Southeastern 6 Portfolio earned approximately 63% of its base rent revenue from each of its anchor tenants for the year ended December 31, 2015. The loss of either of these two tenants could have a significant negative impact on operations.

GRANDEVILLE ON AVALON PARK
COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
WITH INDEPENDENT AUDITOR’S REPORT
FOR THE YEAR ENDED DECEMBER 31, 2015

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Preferred Apartment Communities, Inc.
Atlanta, Georgia

Report on the Financial Statements

We have audited the accompanying Statement of Revenue and Certain Expenses of Grandeville on Avalon Park (the Property) for the year ended December 31, 2015, and the related notes to the Statement of Revenue and Certain Expenses.

Management’s Responsibility for the Statement of Revenue and Certain Expenses

Management is responsible for the preparation and fair presentation of the Statement of Revenue and Certain Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement of Revenue and Certain Expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenue and Certain Expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement of Revenue and Certain Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement of Revenue and Certain Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 to the Statement of Revenue and Certain Expenses of the Property for the year ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As described in Note 2 to the Statement of Revenue and Certain Expenses, the accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Registrant) and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

Insero & Co. CPAs, LLP
Certified Public Accountants
Rochester, New York
July 15, 2016

Grandeville on Avalon Park
Statements of Revenues and Certain Expenses For the three months ended March 31, 2016 (unaudited) and the year ended December 31, 2015

	Three months ended March 31, 2016	Year ended December 31, 2015
REVENUES:
Rent, net	$1,775,643	$6,834,491
Other income	134,904	573,099

TOTAL REVENUES	1,910,547	7,407,590

CERTAIN EXPENSES:
Real estate taxes	260,751	966,110
Repairs and maintenance	146,844	478,800
Payroll and payroll taxes	142,706	561,515
Insurance	59,325	294,017
Management fees	58,652	226,892
Utilities	29,808	150,781
General and administrative	28,022	142,135
Advertising	7,174	29,298

TOTAL CERTAIN EXPENSES	733,282	2,849,548

REVENUES IN EXCESS OF CERTAIN EXPENSES	$1,177,265	$4,558,042

See accompanying notes to Statements of Revenue and Certain Expenses.

GRANDEVILLE ON AVALON PARK
NOTES TO THE STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1.	Nature of Business

Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, effective with its tax year ended December 31, 2011. The Company was formed to acquire multifamily and retail properties in select targeted markets throughout the United States. The Company is a majority owner in Preferred Apartment Communities Operating Partnership, L.P., which acquired the multifamily apartment complex, Grandeville on Avalon Park (the "Property"), from an unaffiliated third party (the "Seller") on May 31, 2016. Prior to May 31, 2016, the Seller was responsible for all accounting and management decisions of the property.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statements of revenues and certain expenses include the operations of Grandeville on Avalon Park. The Property consists of a 487-unit multifamily residential apartment complex, related amenities, and land located in Orlando, Florida.

The accompanying statements of revenues and certain expenses relate to the Property and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income and other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

The statement of revenue and certain expenses for the three-month period ended March 31, 2016 is unaudited. However, in the opinion of management, all normal recurring adjustments necessary for the fair presentation of this statement of revenue and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

Revenue Recognition

The Property reports on the accrual basis of accounting which recognizes income when earned and expenses when incurred. The accompanying statement of revenue and certain expenses has been presented in accordance with accounting principles generally accepted in the United States of America (GAAP). Rental revenue is recognized on a straight-line basis and is presented net of vacancies and concessions. Rental payments received in advance are deferred until earned. All leases between the Property and the tenants of the property are operating leases. Other income is comprised of garage and storage rental, and other miscellaneous renter related fees, which is recognized when earned.

Use of Estimates

The preparation of the statement of revenue and expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses. Actual results could differ from those estimates.

Operating Expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of real estate taxes, payroll, repairs and maintenance, utilities, management fees, insurance and other operating expenses that are expected to continue in the proposed future operations of the Property.

GRANDEVILLE ON AVALON PARK
NOTES TO THE STATEMENTS OF REVENUE AND CERTAIN EXPENSES

Subsequent Events

In preparing the statement of revenue and certain expenses, the Company has evaluated events through July 15, 2016, the date that the financial statements were available to be issued.

3.	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management’s knowledge is any material litigation currently threatened against the Property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

4.	Related Party

The Property is managed by an affiliate of the Seller. The management agreement provides that the management agent shall receive a monthly management fee equal to 3% of gross revenues collected from operations. Property management fees were $58,652 (unaudited) and $226,892 for the three-month period ended March 31, 2016 and the year ended December 31, 2015, respectively.

5.	Concentration of Risk

The Property is located in Orlando, Florida and is subject to the risks of real property ownership and local and national economic growth trends.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company’s unaudited pro forma condensed consolidated balance sheet at March 31, 2016 illustrates the estimated effects of the purchase of the Village at Baldwin Park property, Southeastern 6 Portfolio, and the Grandeville Avalon Park property referred to in Item 8.01 above (the Transactions) as if they had occurred on such date.

The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the three months ended March 31, 2016 and the year ended December 31, 2015 (the "Pro Forma Periods"), illustrates the estimated effects of the purchase of the Village at Baldwin Park property, Southeastern 6 Portfolio, and the Grandeville Avalon Park property referred to in Item 8.01 above (the Transactions) as if they had occurred on January 1, 2015.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2015 and on Form 10-Q for the interim period ended March 31, 2016.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016

	PAC REIT Historical (See Note 1)	Southeastern 6 Portfolio and Avalon Park (See Note 1)		PAC REIT Pro Forma
Assets
Real estate
Land	$174,662,174	$21,462,756	A	$196,124,930
Building and improvements	908,022,540	128,821,613	A	1,036,844,153
Tenant improvements	6,029,479	1,094,814	A	7,124,293
Furniture, fixtures, and equipment	102,159,856	1,772,587	A	103,932,443
Construction In progress	814,623	—		814,623
Gross real estate	1,191,688,672	153,151,770		1,344,840,442
Less: accumulated depreciation	(59,160,582)	—		(59,160,582)
Net real estate	1,132,528,090	153,151,770		1,285,679,860
Real estate held for sale	33,666,369	—		33,666,369
Real estate loans, net of deferred fee income	169,409,097	—		169,409,097
Real estate loans to related parties, net	91,221,265	—		91,221,265
Total real estate and real estate loans, net	1,426,824,821	153,151,770		1,579,976,591

Cash and cash equivalents	4,703,505	(6,404,715)	B	(1,701,210)
Restricted cash	13,597,705	1,103,475	A	14,701,180
Notes receivable	12,864,229	—		12,864,229
Note receivable and line of credit to related party	26,181,955	—		26,181,955
Accrued interest receivable on real estate loans	13,219,191	—		13,219,191
Acquired intangible assets, net of amortization	22,094,521	8,703,968	A	30,798,489
Deferred loan costs for revolving line of credit	443,654	—		443,654
Deferred offering costs	5,031,237	—		5,031,237
Tenant receivables and other assets	11,874,629	213,781	A	12,088,410

Total assets	$1,536,835,447	$156,768,279		$1,693,603,726

Liabilities and equity

Liabilities
Mortgage notes payable, principal amount	$818,291,100	$90,000,000	B	$908,291,100
Less: deferred loan costs, net of amortization	(10,642,652)	(1,814,715)	B	(12,457,367)
Mortgage notes payable, net of deferred loan costs	807,648,448	88,185,285	B	895,833,733
Mortgage note held for sale	28,109,000	—		28,109,000
Revolving line of credit	17,000,000	68,000,000	B	85,000,000
Term note payable	30,000,000	—		30,000,000
Less: deferred loan costs	(5,611)	—		(5,611)
Term note payable, net of deferred loan costs	29,994,389	—		29,994,389
Real estate loan participation obligation	13,769,962	—		13,769,962
Accounts payable and accrued expenses	12,274,575	599,059	A	12,873,634
Accrued interest payable	2,524,558	—		2,524,558
Dividends and partnership distributions payable	7,322,267	—		7,322,267
Acquired below market lease intangibles	8,899,620	1,038,185	A	9,937,805
Security deposits and other liabilities	3,466,767	385,750	A	3,852,517
Total liabilities	931,009,586	158,208,279		1,089,217,865

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share;
1,050,000 shares authorized; 587,219 shares issued and
583,110 shares outstanding	5,831	—		5,831
Common Stock, $0.01 par value per share; 400,066,666 shares
authorized; 23,063,026 shares issued and outstanding	230,630	—		230,630
Additional paid-in capital	621,265,574	—		621,265,574
Accumulated deficit	(16,999,449)	(1,440,000)	C	(18,439,449)
Total stockholders' equity	604,502,586	(1,440,000)		603,062,586
Non-controlling interest	1,323,275	—		1,323,275
Total equity	605,825,861	(1,440,000)		604,385,861

Total liabilities and equity	$1,536,835,447	$156,768,279		$1,693,603,726

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Three Months Ended March 31, 2016

	PAC REIT Historical (See note 1)	Acquired Southeastern 6 Portfolio (See note 1)	Acquired Avalon Park (See note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$28,255,599	$1,498,596	$1,775,643	$56,767	AA	$31,586,605
Other property revenues	3,760,083	43,180	134,904	—		3,938,167
Interest income on loans and notes receivable	6,942,159	—	—	—		6,942,159
Interest income from related parties	2,777,940	—	—	—		2,777,940
Total revenues	41,735,781	1,541,776	1,910,547	56,767		45,244,871

Operating expenses:
Property operating and maintenance	4,021,362	132,308	183,826	—		4,337,496
Property salary and benefits reimbursement to
related party	2,363,463	—	142,706	—		2,506,169
Property management fees	1,228,021	55,841	58,652	15,125	BB	1,357,639
Real estate taxes	5,173,441	149,094	260,751	—		5,583,286
General and administrative	919,952	21,923	28,022	—		969,897
Equity compensation to directors and
executives	610,425	—	—	—		610,425
Depreciation and amortization	15,346,726	—	—	1,066,892	CC	16,413,618
Acquisition and pursuit costs	2,652,705	—	—	(1,959,956)	DD	692,749
Acquisition fees to related parties	110,880	—	—	—		110,880
Asset management fees to related party	2,766,086	—	—	419,098	EE	3,185,184
Insurance, professional fees and other expenses	1,306,981	18,249	59,325	—		1,384,555
Total operating expenses	36,500,042	377,415	733,282	(458,841)		37,151,898
Contingent asset management and general and
administrative expense fees	(269,601)		—	—		(269,601)

Net operating expenses	36,230,441	377,415	733,282	(458,841)		36,882,297

Operating income (loss)	5,505,340	1,164,361	1,177,265	515,608		8,362,574
Interest expense	8,894,830	—	—	1,577,239	FF	10,472,069

Net (loss) income	(3,389,490)	1,164,361	1,177,265	(1,061,631)		(2,109,495)
Consolidated net loss attributable to
non-controlling interests	88,561	—	—	(33,280)	GG	55,281

Net (loss) income attributable to the Company	(3,300,929)	1,164,361	1,177,265	(1,094,911)		(2,054,214)

Dividends declared to Series A preferred
stockholders	(7,881,735)	—	—	—		(7,881,735)
Earnings attributable to unvested restricted stock	(1,451)	—	—	—		(1,451)

Net loss attributable to common stockholders	$(11,184,115)	$1,164,361	$1,177,265	$(1,094,911)		$(9,937,400)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.49)					$(0.43)

Weighted average number of shares of Common
Stock outstanding, basic and diluted	22,983,741					22,983,741

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015

	PAC REIT Historical (See note 1)	Acquired Southeastern 6 Portfolio (See note 1)	Acquired Avalon Park (See note 1)	Acquired Baldwin Park (See note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$69,128,280	$5,883,057	$6,834,491	$8,572,929	$255,086	AA	$90,673,843
Other property revenues	9,495,522	3,950	573,099	511,130	—		10,583,701
Interest income on loans and notes receivable	23,207,610	—	—	—	—		23,207,610
Interest income from related parties	7,474,100	—	—	—	—		7,474,100
Total revenues	109,305,512	5,887,007	7,407,590	9,084,059	255,086		131,939,254

Operating expenses:
Property operating and maintenance	10,878,872	536,313	658,879	531,670	—		12,605,734
Property salary and benefits reimbursement to related
party	5,885,242	—	561,515	680,412	—		7,127,169
Property management fees	3,014,801	192,544	226,892	331,878	127,880	BB	3,893,995
Real estate taxes	9,934,412	534,278	966,110	1,530,278	—		12,965,078
General and administrative	2,285,789	187,230	142,135	204,552	—		2,819,706
Equity compensation to directors and executives	2,362,453	—	—	—	—		2,362,453
Depreciation and amortization	38,096,334	—	—	—	16,946,012	CC	55,042,346
Acquisition and pursuit costs	4,186,092	—	—	—	(23,433)	DD	4,162,659
Acquisition fees to related parties	4,967,671	—	—	—	—		4,967,671
Asset management fees to related party	7,041,226	—	—	—	1,836,915	EE	8,878,141
Insurance, professional fees and other expenses	3,568,356	142,524	294,017	385,977	—		4,390,874
Total operating expenses	92,221,248	1,592,889	2,849,548	3,664,767	18,887,374		119,215,826
Asset management and general and administrative
expense fees deferred	(1,805,478)	—		—	—		(1,805,478)

Net operating expenses	90,415,770	1,592,889	2,849,548	3,664,767	18,887,374		117,410,348

Operating income (loss)	18,889,742	4,294,118	4,558,042	5,419,292	(18,632,288)		14,528,906
Interest expense	21,315,731	—	—	—	10,517,665	FF	31,833,396

Net (loss) income	(2,425,989)	4,294,118	4,558,042	5,419,292	(29,149,953)		(17,304,490)
Consolidated net loss attributable to
non-controlling interests	25,321	—	—	—	184,493	GG	209,814

Net (loss) income attributable to the Company	(2,400,668)	4,294,118	4,558,042	5,419,292	(28,965,460)		(17,094,676)

Dividends declared to Series A preferred stockholders	(18,751,934)	—	—	—	—		(18,751,934)
Earnings attributable to unvested restricted stock	(19,256)	—	—	—	—		(19,256)

Net (loss) income attributable to common stockholders	$(21,171,858)	$4,294,118	$4,558,042	$5,419,292	$(28,965,460)		$(35,865,866)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.31)						$(0.61)

Weighted average number of shares of Common Stock
outstanding, basic and diluted	22,182,971						22,182,971

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc. was formed as a Maryland corporation on September 18, 2009, and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. Unless the context otherwise requires, references to the "Company", "we", "us", or "our" refer to Preferred Apartment Communities, Inc., together with its consolidated subsidiaries, including Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of its assets in other real estate related investments such as owned grocery-anchored shopping centers, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored related assets, as determined by its Manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and a related party.

On January 5, 2016, the Company acquired the Village at Baldwin Park, a 528-unit multifamily community located in Orlando, Florida ("Baldwin Park").

On April 29, 2016, the the Company acquired six grocery-anchored shopping centers, collectively referred to as the "Southeastern 6 Portfolio":

Property	Gross leasable area	Location
Anderson Central	223,211	Greenville Spartanburg, SC
East Gate Shopping Center	75,716	Augusta, GA
Fairview Market	53,888	Greenville Spartanburg, SC
Fury's Ferry	70,458	Augusta, GA
Rosewood Shopping Center	36,887	Columbia, SC
Southgate Village	75,092	Birmingham, AL

On May 31, 2016, the Company acquired Grandeville on Avalon Park, a 487-unit multifamily community located in Orlando, Florida ("Avalon Park"). All of the above acquisitions were acquired from unrelated third parties, for an aggregate purchase price of $271.9 million.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet includes three columns.  The first column labeled "PAC REIT Historical" represents the actual financial position of the Company as of March 31, 2016 and therefore includes Baldwin Park, which was acquired during the three-month period ended March 31, 2016. The second column, entitled "Southeastern 6 Portfolio and Avalon Park" represents the pro forma adjustments required in order to reflect the balance sheet impact of the addition of these acquired assets as if each of the acquisitions had occurred on March 31, 2016, including the new mortgage financing. The third column, entitled "PAC REIT pro forma" presents the combined pro forma condensed consolidated balance sheet of the Company as of March 31, 2016. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the acquisitions of the Southeastern 6 Portfolio and Avalon Park occurred on March 31, 2016.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three month period ended March 31, 2016 includes four columns.  The first column labeled "PAC REIT Historical" represents the actual results of operations for the three months ended March 31, 2016 and therefore includes the results of operations for Baldwin

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Park. The second and third columns, entitled "Acquired Southeastern 6 Portfolio" and "Acquired Avalon Park" represent the historical revenues and expenses of the assets underlying those properties for the three months ended March 31, 2016. The fourth column, entitled "Other Pro Forma Adjustments" represents the pro forma adjustments required to reflect the acquired properties as described in note 3. The fifth column, entitled "PAC REIT pro forma" presents the combined pro forma results of operations of the Company for the three months ended March 31, 2016.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015 includes five columns, with the additional column representing the historical revenues and expenses of Baldwin Park for the year ended December 31, 2015.

The results presented on the Unaudited Pro Forma Condensed Consolidated Statements of Operations assume these acquisitions closed on January 1, 2015 and present pro forma operating results for the three months ended March 31, 2016 and the year ended December 31, 2015. These Unaudited Pro Forma Financial Statements should not be considered indicative of future results.

2.      Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A)     The Company allocated the purchase prices of the Lenox Village Portfolio to the acquired assets and liabilities based upon their fair values, as shown in the following table. The purchase price allocation was based upon the Company's best estimates of the fair values of the acquired assets and liabilities, but is preliminary and is subject to refinement for a period of up to one year from the closing of the acquisition.

	Southeastern 6 Portfolio	Avalon Park	Total
Land	$14,051,265	$7,411,491	$21,462,756
Building As-If Vacant	44,076,492	77,633,042	121,709,534
Site Improvements	4,595,180	2,516,899	7,112,079
Above Market Leases	86,176	—	86,176
Below Market Leases	(1,038,185)	—	(1,038,185)
Furniture, fixtures & equipment	—	1,772,587	1,772,587
Tenant Improvements	1,094,814	—	1,094,814
In Place - LCs and Legal	980,489	—	980,489
In Place - Forgone Rent/Expense	4,895,709	2,741,594	7,637,303
Restricted cash	176,031	927,444	1,103,475
Other assets / prepaids	114,484	99,297	213,781
Security deposits, prepaid rents and other liabilities	(178,127)	(207,623)	(385,750)
Accounts payable and accrued expenses	(204,328)	(394,731)	(599,059)

Net assets acquired	68,650,000	92,500,000	161,150,000

The costs of the acquired tangible and intangible assets were determined based on estimates of their fair value.  The fair value of the buildings was estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these properties and is to be depreciated on a straight-line basis over their estimated remaining useful lives of 40 years. Retail tenant improvements are depreciated over the remaining individual non-cancelable lease terms. The acquired furniture, fixtures & equipment are to be depreciated on a straight-line basis over their estimated remaining useful lives, which range from 2.5 years to ten years. The estimated fair value of acquired in-place leases are estimates of the costs the Company would have incurred to lease the property to the occupancy level of the properties at the dates of acquisition. The acquired multifamily in-place leases are to be amortized over the average remaining lease terms. Above-market leases, below-market leases, and retail in-place leases are to be amortized over the remaining individual non-cancelable lease terms.

(B)    The Company financed the acquisition of the Southeastern Portfolio and Avalon Park with a combination of new mortgage indebtedness, draws on its revolving line of credit (see note 3.EE, below) and with cash on hand. The

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

deferred loan origination costs are to be amortized over the lives of the loans using the effective interest method and include loan coordination fees of $2,684,800, which were paid to the Company's Manager. The pro forma adjustment to cash was calculated as follows:

Proceeds from mortgage debt financing on Southeastern 6 Portfolio and Avalon Park	$90,000,000
Proceeds from draw on revolving line of credit	68,000,000
less:
Purchase price of Southeastern 6 Portfolio and Avalon Park	(161,150,000)
Loan coordination fees	(1,440,000)
Deferred loan costs	(1,814,715)

Net cash adjustment	$(6,404,715)

(C)     The adjustment to accumulated deficit is to reflect the pro forma loan coordination fee due to the Manager of 1.6% of the amount of debt placed on the Southeastern 6 Portfolio and Avalon Park.

3.     Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2016 are as follows:

(AA)    Reflected in the pro forma adjustment is the Company's estimate of the amount of below-market retail leases which are to be amortized into income over the actual underlying lease terms.

(BB)    Effective with the purchase of Avalon Park by the Company, the management will be assumed by Preferred Residential Management, an affiliate of the Company and the property management fee will be 4% of monthly gross rental income, as stipulated in the Management Agreement. The Southeastern 6 Portfolio will be managed in tandem by New Market Advisors, an affiliate of the Company and another unrelated third party. The management fee will be 4% of monthly gross rental income for all the assets except for Anderson Central, which will be charged 3% of gross monthly income. The pro forma adjustments reflect this additional cost burden on the Acquired Properties' operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by Avalon Park, the Southeastern 6 Portfolio, and the pro forma adjusted depreciation and amortization for Baldwin Park. The adjustments utilize a straight-line depreciation method using 40 year remaining useful lives for buildings, five to ten years for acquired furniture, fixtures and equipment, and for remaining lease terms ranging from one month to 12.5 years for tenant improvements in the Southeastern 6 Portfolio. Also included is the amortization of the estimated fair values of the acquired intangible assets for the Southeastern 6 Portfolio, which are also to be amortized over the actual remaining lease terms ranging from one month to 12.5 years.

(DD)    The Company had recorded due diligence costs related to the Acquired Properties during the three months ended March 31, 2016 of approximately $2.0 million. These costs are removed for pro forma purposes.

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from the Acquired Properties, as adjusted, plus the pro forma loan coordination fees incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Acquired Properties for the three months ended March 31, 2016.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(FF)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the $90 million of mortgage debt, the amortization of associated debt issuance costs, and interest accrued on the drawn proceeds from the Company's revolving line of credit of $68 million. The Company obtained a mortgage in the amount of $65 million on Avalon Park, which matures on June 5, 2019 and accrues interest at a variable rate of the monthly London Interbank Offered Rate ("1 Month LIBOR"), plus a spread of 245 basis points per annum. The Company obtained individual mortgages on each property within the Southeastern 6 Portfolio totaling $25 million, each of which mature on May 1, 2026 and accrue interest at a fixed rate of rate of 3.97% per annum. The revolving line of credit bears interest at a rate of 1 Month LIBOR, plus a spread of 325 basis points per annum. If 1 Month LIBOR were to fluctuate upward or downward by 1/8%, it would result in an increase or decrease in interest expense of $52,500 for the pro forma three month period ended March 31, 2016.

(GG)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 2.6% for the three months ended March 31, 2016. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

The adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015 are as follows:

(AA)    Reflected in the pro forma adjustment is the Company's estimate of the amount of below-market retail leases which are to be amortized into income over the actual underlying lease terms.

(BB)    Effective with the purchase of Avalon Park and Baldwin Park by the Company, the management will be assumed by Preferred Residential Management, an affiliate of the Company and the property management fee will be 4% of monthly gross rental income, as stipulated in the Management Agreement. The Southeastern 6 Portfolio will be managed in tandem by New Market Advisors, an affiliate of the Company and another unrelated third party. The management fee will be 4% of monthly gross rental income for all the assets except for Anderson Central, which will be charged 3% of gross monthly income. The pro forma adjustments reflect this additional cost burden on the Acquired Properties' operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by Avalon Park, the Southeastern 6 Portfolio, and Baldwin Park. The adjustments utilize a straight-line depreciation method using 40 year remaining useful lives for buildings, five to ten years for acquired furniture, fixtures and equipment, and for remaining lease terms ranging from one month to 12.5 years for tenant improvements in the Southeastern 6 Portfolio. Also included is the amortization of the estimated fair values of the acquired intangible assets for the Southeastern 6 Portfolio, which are also to be amortized over the actual remaining lease terms ranging from one month to 12.5 years and the pro forma in-place leases for Avalon Park and Baldwin Park, which are assumed to have been amortized in full during the year ended December 31, 2015.

(DD)          The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from the Acquired Properties, as adjusted, plus the pro forma loan coordination fees incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Acquired Properties for the year ended December 31, 2015.

(EE)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the $49.8 million of mortgage debt, the amortization of associated debt issuance costs, and interest accrued on the drawn proceeds from the Company's revolving line of credit of $29.5 million. If 1 Month LIBOR were to fluctuate

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

upward or downward by 1/8%, it would result in an increase or decrease in interest expense of $307,250 for the pro forma twelve-month period ended December 31, 2015.

(FF)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.24% for the twelve months ended December 31, 2015. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: July 15, 2016	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary